UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2017

GROW CONDOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
(Address of Principal Executive Offices)

(541) 879-0504
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2017, Joann Z. Cleckner resigned as Chief Financial Officer of Grow Condos, Inc.. (the "Company"), effective as of that date.  Ms. Cleckner will remain as the Secretary of the Company. Ms. Cleckner's resignation from the Company did not result from any disagreement with the Company on any matter related to the Company's operations, policies, or practices.
On March 1, 2017, the board of directors appointed Charles B. Mathews as Chief Financial Officer of the Company. Mr. Mathews has over 30 years of executive financial management experience with both public and private companies. Since 2000, Mr. Mathews has been a sole practitioner as Charles B. Mathews, CPA, an accounting and business consulting firm in Phoenix, Arizona. Mr. Mathews is currently the Chief Financial Officer of Enssolutions Group Inc. (TSXV: ENV.H), a Toronto exchange traded company providing manufacturing and distribution of environmentally responsible dust control emulsion products. From April 2015 to April 2016, Mr. Mathews served as Chief Financial Officer for mCig, Inc. and Vitacig, Inc., publicly traded companies in the ecig and cannabis related sector. Mr. Mathews, a Certified Public Accountant, earned his B.A. in Business Administration from Alaska Pacific University and an M.B.A. from Arizona State University.

Exhibit No.	Description

99.1	Press release dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017

GROW CONDOS, INC.

By:	/s/ Wayne A. Zallen
Name: Wayne A. Zallen
Title: Chief Executive Officer